                                                                    EXHIBIT 25.A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                  -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

          New York                                16-1057879
          (Jurisdiction of incorporation          (I.R.S. Employer
          or organization if not a U.S.           Identification No.)
          national bank)

          140 Broadway, New York, N.Y.            10005-1180
          (212) 658-1000                          (Zip Code)
          (Address of principal executive offices)

                           FIRST CHICAGO CORPORATION
              (Exact name of obligor as specified in its charter)

          Delaware                                36-2669970
          (State or other jurisdiction            (I.R.S. Employer
          of incorporation or organization)       Identification No.)

          One First National Plaza
          Chicago, Illinois                       60670
          (312) 732-4000                          (Zip Code)
          (Address of principal executive offices)

                             SENIOR DEBT SECURITIES
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.
        --------------------

      Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

      State of New York Banking Department.

      Federal Deposit Insurance Corporation, Washington, D.C.

      Board of Governors of the Federal Reserve System,
      Washington, D.C.

 (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.
        --------------------------

      If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

Item 16.  List of Exhibits.
          -----------------

Exhibit
- -------

T1A(i)                                      *      -  Copy of the Organization Certificate of
                                                      Marine Midland Bank.

T1A(ii)                                     *      -  Certificate of the State of New York
                                                      Banking Department dated December
                                                      31, 1993 as to the authority of Marine
                                                      Midland Bank to commence business.

T1A(iii)                                           -  Not applicable.

T1A(iv)                                     *      -  Copy of the existing By-Laws of Marine
                                                      Midland Bank as adopted on January
                                                      20, 1994.

T1A(v)                                             -  Not applicable.

T1A(vi)                                     *      -  Consent of Marine Midland Bank
                                                      required by Section 321(b) of the Trust
                                                      Indenture Act of 1939.

T1A(vii)                                           -  Copy of the latest report of condition
                                                      of the trustee (December 31, 1994),
                                                      published pursuant to law or the
                                                      requirement of its supervisory or
                                                      examining authority.

T1A(viii)                                          -  Not applicable.

T1A(ix)                                            -  Not applicable.

 * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 12th day of May, 1995.



                                   MARINE MIDLAND BANK


                                   By:      /s/ Metin Caner
                                       -------------------------
                                        Metin Caner
                                        Assistant Vice President

                                         Exhibit T1A(vii)

This form is for use by State Banks only.
It should be used for publication purposes only, and should not be returned to the FDIC.

Federal Reserve Bank
Administrator of State Banks


REPORT OF CONDITION

Consolidated Report of Condi-
tion of Marine Midland Bank of
Buffalo, New York and Foreign
and Domestic Subsidiaries, a
member of the Federal Reserve
System, at the close of business
on December 31,1994, pub-
lished in accordance with a call
made by the Federal Reserve
Bank of this District pursuant to
the provisions of the Federal
Reserve Act.

(Dollar Amounts in
Thousands)
ASSETS

Cash and balances due
   from depositary institu-
   tions:
   Noninterest-bearing
   balances and currency
   and coin...................  $ 1,046,144
   Interest-bearing bal-
   ances......................    1,223,630

Held-to-maturity
   securities.................    1,947,617
   Available-for-sale
   securities.................       41,723
Federal funds sold and
   securities purchased
   under agreements to
   resell in domestic of-
   fices of the bank and of


   its Edge and Agree-
   ment subsidiaries, and
   in IBF's:
   Federal funds sold.........      594,000
   Securities purchased
   under agreements to
   resell.....................        5,993
Loans and lease financing
   receivables:
   Loans and leases, net
   of unearned
   income.....................   12,432,802
   LESS: Allowance for
   loan and lease
   losses.....................      316,939
   LESS: Allocated
   transfer risk
   reserve....................            0
Loans and lease, net of
   unearned income, al-
   lowance, and reserve.......   12,115,863
Assets held in trading ac-
   counts.....................      404,300
Premises and fixed assets
   (including capitalized
   leases)....................      183,803
Other real estate owned.......       84,638
Investments in unconsoli-
   dated subsidiaries and
   associated companies.......            0
Customers' liability to this
   bank on acceptances
   outstanding................       23,285
Intangible assets.............       65,403
Other assets..................      599,942

Total assets..................   18,336,341


LIABILITIES

Deposits:
   In domestic
   offices....................   12,834,868
   Noninterest-
   bearing....................    3,170,670


   Interest-
   bearing....................    9,664,198
In foreign offices, Edge
   and Agreement Subsid-
   iaries, and IBF's..........    2,428,221
   Noninterest-
   bearing....................            0
   Interest-
   bearing....................    2,428,221
Federal funds purchased
   securities sold un-
   der agreements to re-
   purchase in domestic
   offices of the bank and
   of its Edge and Agree-
   ment subsidiaries, and
   in IBF's
   Federal funds purchased....      469,385
   Securities sold under
   agreements to repur-
   chase......................      259,784
Demand notes issued to
   the U.S. Treasury..........      119,124
Trading Liabilities...........      140,894
Other borrowed money:
   With original maturity
   of one year or less........       45,627
   With original maturity
   of more than one year......            0
Mortgage indebtedness
   and obligations under
   capitalized leases.........       38,510
Bank's liability on accep-
   tances executed and
   outstanding................       23,285
Subordinated notes and
   debentures.................      225,000
Other liabilities.............      364,563

Total
   Liabilities................   16,949,261
Limited-Life preferred
   stock and related sur-
   plus.......................            0
EQUITY CAPITAL
Perpetual preferred stock


   and related surplus........            0
Common Stock..................      185,000
Surplus.......................    1,182,745
Undivided profits and
   capital reserves...........       19,335

Net unrealized holding
   gains (losses) on avail-
   able-for-sale securities...            0
Cumulative foreign cur-
   rency translation ad-
   justments..................            0
Total equity capital..........    1,387,080


Total
 Liabilities, limited-life
 preferred stock and eq-
 uity capital.................   18,336,341



I, Gerald A. Ronning, Executive Vice
President & Controller of the above-
named bank do hereby declare that
this Report of Condition has been pre-
pared in conformance with the instruc-
tions issued by the Board of Governors
of the Federal Reserve System and is
true to the best of my knowledge and
belief.

  /s/ Gerald A. Ronning
Signature of officer authorized to sign report

We the undersigned directors, attest
to the correctness of this Report of
Condition and declare that it has been
examined by us and to the best of our
knowledge and belief has been pre-
pared in conformance with the instruc-
tions issued by the Board of Governors
of the Federal Reserve System and is
true and correct.

   /s/ James H. Cleave

  Director

  /s/ B.J. Kennedy
  Director

  /s/ Henry J. Nowak
  Director